Exhibit 10.9

English Translation of Order Form for Host Europe Solutions GmbH

Your hosting order			Please send your order to:
		Fax:	030 797 46 779
Order created on:	11.05.2015	email:	markus.bernhardt@hosteurope.de
New order []	Follow-up order []	Contract extension [X]	Page 1 of 6

		is supported by Host Europe Solutions GmbH
Project number:	500472	Customer Number / ADE:
VO number:	16910108	Name of the sales representative:	Markus Bernhardt
We have checked all necessary documents (authorisation, excerpt from the companies’ register) and confirm the correctness of the customer specifications of this order including all annexes.

1.	Customer details
	Companies’ register no.:	HRB 115958				Companies’ register location:		Berlin Charlottenburg
	Company:	Affinitas GmbH
	Street, no.:	Copy to Clipboard				Postcode / City:	10999 Berlin, Germany
	Country:	Germany
	Signatory:	Luke Brosseder, David Khalil
	Telephone number.:					Mobile phone number:
	Fax no.:					Email address:
	Contact Person:	Mr X	Mrs	First name	Andreas		Surname	Photo
(If different from the authorised signatory)
	Telephone number:	+49 30		868 000 203		Mobile phone number:
	Fax no.:					Email address:	andreas.bild@affinitas.de
	Technical contact person:	Mr X	Mrs	First name	Rene		Surname	Kray
	Telephone number.:					Mobile phone number:	+49170 8525531
	Fax no.:					email address:	rene.kray@affinitas.de
2.	Billing address
Billing address as customer (point 1):
Company:
	Contact person:	Mr	Mrs	First name			Surname
Addition (for example, department, cost centre):
	Street/number/PO box:					Postcode / City:
Country:

3. Bank transfer in the event of direct debit authorisation
By bank account (Please fill out the separate SEPA direct debit mandate)	By transfer (the SEPA direct debit mandate does not have to be filled in)
Name of the account holder as customer (point 2):	* Also applies to payments for terminal equipment and accessories
First name and surname/Company:	Sort code:
Credit institution and location:	Account number:
Important note! Existing orders with the same customer account number (page 1, point 1 of the attached supplement) will also be settled in the future using the payment method selected here.
BIC
IBAN

4. Minimum term of the contract

24 months***

* / ** Termination periods

* The contract can be terminated for the first time with a period of 14 days at the end of the three-month minimum contract term. If the contract is not terminated in good time, it will run indefinitely and may be terminated with a period of notice of 14 days at the end of a calendar month.

** The contract can be terminated for the first time with a period of notice of 3 months at the end of the respective minimum contract term. If the contract is not terminated in good time, it is automatically extended by another 12 months. It may be terminated with a period of three months at the end of the respective contract extension.

Information on delivery time

The delivery time is approx. 0 weeks after written order receipt.

Version 05/2015

Host Europe Solutions GmbH Oskar-Messter-Str. 33 85737 Ismaning Germany

www.hosteurope-solutions.de

Managing Directors:Thomas Strohe, Tobias Mohr Headquarters: Munich, District Court Munich HRB 192486

VAT ID DE 815289260

Your hosting order			Please send your order to:
		Fax:	030 797 46 779
Order created on	11.05.2015	email:	markus.bernhardt@hosteurope.de
			Page 2 of 6
Project number:	5 0 0 4 7 2	VO number:	16910108
Company name:	Affinitas GmbH	Place:	Berlin

5. Traffic (Traffic billing based on 95/5 method)

[X] Traffic price is already defined (only possible for subsequent orders)

[] Traffic price adjusted as follows:

Monthly commitment of                  Mbit/s

Monthly basic price for commitment in €:

Price per additional Mbit/s (95/5 Accounting) for commitment in €:

6. Managed shared backup

[X] Backup price already defined (only possible for subsequent orders)

[] Backup price adjusted as follows:

Monthly commitment from              GB

Monthly basic price for commitment in €:

Price for each additional GByte (volume accounting) commitment in the accounting month in €:

7. Support Services

[X] Price is already defined (only possible for subsequent orders)

[] Price adjusted as follows:

Monthly commitment from              pieces at the basic price

Support services for each additional piece commitment in the accounting month in €:

8. Your hosting selection

Service no.	Number	Product selection field	Description	Installation (per piece)	Monthly (per piece)	Total installation	Total Monthly
1	1	Hosting - [PHOS1000]	Contract extension by 24 months, detailed description of the individual items in the Annex.	0.00	24,980.00	0.00	2,4980.00
2			*** The contract ends without notice after 24 months. This regulation also applies to all new orders.			0.00	0.00
3			The billing period begins with effect from 01.04.2015 and ends on 31.03.1017.			0.00	0.00
4			Contracts which theoretically extend beyond this date may be rescinded from the contract as of 31.03.2017.			0.00	0.00
5			The discount is calculated as follows: remaining term (in months to 31 March 2017) x monthly price minus 55%.			0.00	0.00
6			Systems whose minimum contract term has expired will be subject to a special right of termination if these are exchanged for systems of the same or higher price.			0.00	0.00
7			Items 4-5 can also be applied to these systems.			0.00	0.00
8th			The difference in the amounts for the April 2015 and possibly May 2015 will be credited accordingly.			0.00	0.00

Version 05/2015

Host Europe Solutions GmbH Oskar-Messter-Str. 33 85737 Ismaning Germany

www.hosteurope-solutions.de

Managing Directors:Thomas Strohe, Tobias Mohr Headquarters: Munich, District Court Munich HRB 192486

VAT ID DE 815289260

Your hosting order			Please send your order to:
		Fax:	030 797 46 779
Order created on:	11.05.2015	email:	markus.bernhardt@hosteurope.de
Page 3 of 6
Company name:	Affinitas GmbH H	Place:	Berlin

Service no.	Number	Product selection field	Description	Installation (per piece)	Monthly (per piece)	Total installation	Total Monthly
9						0.00	0.00
10						0.00	0.00
11						0.00	0.00
12						0.00	0.00
13						0.00	0.00
14						0.00	0.00
15						0.00	0.00
16						0.00	0.00
17						0.00	0.00
18						0.00	0.00
19						0.00	0.00
20						0.00	0.00
21						0.00	0.00
22						0.00	0.00

Version 05/2015

Host Europe Solutions GmbH Oskar-Messter-Str. 33 85737 Ismaning Germany

www.hosteurope-solutions.de

Managing Directors:Thomas Strohe, Tobias Mohr Headquarters: Munich, District Court Munich HRB 192486

VAT ID DE 815289260

Your hosting order			Please send your order to:
		Fax:	030 797 46 779
Order created on:	11.05.2015	email:	markus.bernhardt@hosteurope.de
Page 4 of 6
Company name:	Affinitas GmbH	Place:	Berlin

Service no.	Number	Product selection field	Description	Installation (per piece)	Monthly (per piece)	Total installation	Total Monthly
23						0.00	0.00
24						0.00	0.00
25						0.00	0.00
Sum of your hosting selection in €						0.00	24,980.00
General remarks:

9. Content Delivery Networks
	Price / volume	volume		Prices
Object Delivery				unique	monthly
[]Content Delivery Services - OD in GB - PHOS1072			GB		€
[]Content Delivery Services - OD additional GB - PHOS0410	€ / GB		GB		€0.00
[]Content Delivery Services - OD in Mb - PHOS1073			Mbit / s		€
[]Content Delivery Services - OD additional Mbit / s - PHOS0427	€ / Mbit / s		Mbit / s		€0.00
[]Standard OD Integration - PHOS0428				€
[]Enterprise OD Integration - PHOS0411				€
Dynamic Site Delivery				€
[]Content Delivery Services - DSD in GB - PHOS0359			GB		€
[]Content Delivery Services - DSD additional GB - PHOS0365	€ / GB		GB		€0.00
[]Content Delivery Services - DSD Secure - PHOS0366				€
[]Standard DSD Integration - PHOS0367				€
[]Enterprise DSD Integration - PHOS0371				€
Rich Media Accelerator				€
[]Content Delivery Services - RMA in GB - PHOS1071			GB	€	€
[]Content Delivery Services - RMA additional GB - PHOS0345	€ / GB		GB		€€0.00
[]Content Delivery Services - RMA Secure - PHOS0346				€
[]Standard RMA Integration - PHOS0347				€
[]Standard RMA Upgrade - PHOS0352				€
[]Enterprise RMA Integration - PHOS0353				€
[]Enterprise RMA Upgrade - PHOS0358				€

Version 05/2015

Host Europe Solutions GmbH Oskar-Messter-Str. 33 85737 Ismaning Germany

www.hosteurope-solutions.de

Managing Directors:Thomas Strohe, Tobias Mohr Headquarters: Munich, District Court Munich HRB 192486

VAT ID DE 815289260

Your hosting			Please send your order to:
		Fax:	030 797 46 779
Order created on:	11.05.2015	Email:	markus.bernhardt@hosteurope.de
Page 5 of 6
Company name:	Affinitas GmbH	Place:	Berlin

Electronic Software Delivery
[]Content Delivery Services - ESD in GB - PHOS0387		GB		€
[]Content Delivery Services - ESD additional GB - PHOS0395	€/ GB	GB		€0.00
[]Standard ESD Integration - PHOS0396			€
[]Enterprise ESD Integration - PHOS0399			€
Akamai Media Delivery
[]Content Delivery Services - AMD in GB - PHOS0375		GB		€
[]Content Delivery Services - AMD additional GB - PHOS0383	€/ GB	GB		€0.00
[]Standard AMD Integration - PHOS0384			€
CDN Services
[]Content Delivery Services - Content Targeting - PHOS0436				€0.00
[]Standard Content Targeting Integration - PHOS0348			€
[]Enterprise Content Targeting Integration - PHOS0354			€
[]Content Delivery Services - Access Control - PHOS0439				€
[]Standard "Access Control" Integration - PHOS0350			€
[]Enterprise "Access Control" Integration - PHOS0356			€
[]Content Delivery Services - Secure Streaming - PHOS0437				€
[]Standard "Secure Streaming" Integration - PHOS0386			€
Content Delivery Services - Advanced Cache Option - PHOS0438				€
[]Standard "Adv. caching Integration option - PHOS0369			€
[]Enterprise "Adv. caching Option "Integration - PHOS0355			€
[]default "Secure Content Delivery "Integration - PHOS0351				€
[]Enterprise "Secure Content Delivery "Integration - PHOS0374				€
[]Content Delivery Services - LDS - PHOS0440				€
[]Content Delivery Services - Premium Reporting - PHOS0441				€
[]Total content delivery networks in €			0.00	0.00

10. Other conditions (supported by Host Europe Solutions GmbH)
Service Manager (For the installation phase and ongoing technical support) Hours once for the installation phase (PHOS0334)
Per hour in €	number	Total (once) in €:	0.00
hours per month (PHOS0333)
Per hour in €	number	Total (monthly) in €:		0.00
Project Manager (for the installation phase)
Hours once for the installation phase (PHOS0336)
Per hour in €	number	Total (once) in €:	0.00
Technician (For the installation phase) Hours once for the installation phase (PHOS0335)
Per hour in €	number	Total (once) in €:	0.00
Host Europe Solutions GmbH reserves the right to charge an additional 130 Euros per additional hour.

In the event that Host Europe Solutions GmbH provides technical services for the realisation of the project, which were previously not part of the offer, these are to be invoiced according to expenditure. The above prices require access, installation and technical compatibility of your systems.

In addition, additional services will be charged according to expenses in the amount of 130 Euros per hour.

Total additional conditions in €			0.00	0.00

Version 05/2015

Host Europe Solutions GmbH Oskar-Messter-Str. 33 85737 Ismaning Germany

www.hosteurope-solutions.de

Managing Directors:Thomas Strohe, Tobias Mohr Headquarters: Munich, District Court Munich HRB 192486

VAT ID DE 815289260

Your hosting order			Please send your order to:
		Fax:	030 797 46 779
Order created:	11.05.2015	email:	markus.bemhardt@hosteurope.de
Page 6 of 6
Company name:	Affinitas GmbH H	Location:	Berlin

11. Total conditions (completed by Host Europe Solutions GmbH)
Monthly base price traffic in € exclusive price per additional starting MBit over commitment in the accounting month (PHOS0300)
Monthly basic price backup in € exclusive price per additional GByte over commitment in the accounting month: (PHOS3002)
Monthly basic price support services in € exclusive price per additional piece commitment in the accounting month: (PHOS8009)		0.00
Total content delivery networks in €	0.00	0.00
Sum of your hosting selection in €	0.00	24,980.00
Total additional conditions in €	0.00	0.00
-	0.00	0.00
-	0.00	0.00
Total in €	0.00	24980.00
All prices are subject to statutory value-added tax.

12. Contract agreement

The customer hereby entrusts Host Europe Solutions GmbH, Oskar-Messter-Str. 33, D-85737 Ismaning with the provision of hosting services as specified in this order form. The service description and the Service Level Agreement (SLA) are a contract component. The general terms and conditions of Host Europe Solutions GmbH apply. In the case of customers with a framework agreement for hosting services, the framework agreement for hosting services is primarily applicable.

The offer is valid until: 22.05.2015

13. Customer declaration/consent to data processing

Please read the following information as well as the information on data protection at http://www.hosteurope-solutions.de/datenschutz carefully!

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Host Europe Solutions GmbH Oskar-Messter-Str. 33 85737 Ismaning Germany

www.hosteurope-solutions.de

Managing Directors:Thomas Strohe, Tobias Mohr Headquarters: Munich, District Court Munich HRB 192486

VAT ID DE 815289260

Use of traffic data

I agree that my traffic data (number of the connections involved, telecommunications services used, data volumes, locations) may be used in accordance with the legal provisions for the purpose of marketing and for the appropriate design of telecommunication and telemedia services of Host Europe Solutions GmbH for a period of max. 6 months. (please delete in the event of disagreement.)

Use of stock data

I agree that my stock data (data obtained from Host Europe Solutions GmbH for the reasoning, content, modification or termination of the contractual relationship) may be used for the purpose of consulting, advertising for products of Host Europe Solutions GmbH (for example, for the preservation of customer benefits) and market research, insofar as data usage is required.

I agree to a contact for this by letter. (in the event of disagreement please delete the corresponding paragraph.)

I also agree to be contacted for consulting, market research and advertising for Host Europe Solutions GmbH products via

☐ SMS / MMS                ☐ Email                ☐ Telephone

Even if I have not explicitly agreed to contact via SMS/MMS or email, Host Europe Solutions GmbH will be entitled to use my products and/or email addresses, which are obtained in connection with this contract, for the advertising of the contractual product Host Europe Solutions GmbH and market research using SMS/MMS and email according to legal requirements.

I may oppose the use of my data for this purpose now by deleting the previous paragraph as well as at any time later in writing to Host Europe Solutions GmbH, Customer Service, Verler Str. 6, 33332 Gütersloh or by email to kundenbetreuung@hosteurope-solutions.de without incurring costs other than the transmission costs according to the basic tariffs.

Use of traffic and stock data for group companies and cooperation partners

I consent to the transfer of my traffic and stock data (see above) for the advertising of group companies and cooperating partners (for example, purchasing vouchers) Host Europe Solutions GmbH used and I agree to be contacted by

☐ SMS / MMS                ☐ Email                ☐ Telephone                ☐ Post

Revocation of consent

I can at any time - even partially – change or withdraw my consent via the customer service at Host Europe Solutions GmbH, Verler Str. 6, 33332 Gütersloh.

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Host Europe Solutions GmbH Oskar-Messter-Str. 33 85737 Ismaning Germany

www.hosteurope-solutions.de

Managing Directors:Thomas Strohe, Tobias Mohr Headquarters: Munich, District Court Munich HRB 192486

VAT ID DE 815289260

14. Direct debit authorisation

I authorise Host Europe Solutions GmbH to debit the invoice amounts from the above account by direct debiting. I irrevocably authorise my account-keeping bank to provide host Europe Solutions GmbH with general, bank-specific information that is necessary in connection with the use of Host Europe Solutions GmbH.

15. Signatures

May 11, 2015 /s/ Andreas Bild	[X] Date / Bank account holder (if different)
Company stamp / supplier / printed names
Signatures Host Europe Solutions GmbH
[X]Date / 1st signature	[X] Date / 2nd signature

Version 05/2015

Host Europe Solutions GmbH Oskar-Messter-Str. 33 85737 Ismaning Germany

www.hosteurope-solutions.de

Managing Directors:Thomas Strohe, Tobias Mohr Headquarters: Munich, District Court Munich HRB 192486

VAT ID DE 815289260

Managed hosting

GENERAL Terms AND CONDITIONS

Version: 0.9

Date: 27.02.2013

of

Host Europe Solutions GmbH

Updated: September 2012

Contents

Managed hosting GENERAL Terms AND CONDITIONS		1

1.	Subject of the General Terms and Conditions (GTC)	3

2.	Condition of the contract	3

3.	Creditworthiness check	3

4.	Services	3

5.	Acceptance	4

6.	Duties and obligations of the customer	4

7.	Projects	5

8.	Prices and remuneration	5

9.	Payment terms	5

10.	Arrears	6

11.	Blocking	6

12.	Term of the contract and its termination	7

13.	Right of offset and retention, assignment	7

14.	Liability of HESO	7

15.	Force majeure	8

16.	Guarantee	8

17.	Changes to the general terms and conditions and charges	9

18.	Data protection	9

19.	Confidentiality	10

20.	Final provisions	10

2

1.	Subject of the General Terms and Conditions (GTC)

a.	These General Terms and Conditions govern the contractual relationship between Host Europe Solutions GmbH, Georg-Brauchle-Ring 23-25, 80992 Munich (hereinafter "HESO"), and the customer when making use of services and deliveries. Deviating terms and conditions of the customer do not apply. This also applies if HESO does not expressly object thereto.

b.	A contractual relationship will only be concluded with customers, who, as an individual or legal entity or as a legally responsible person, conclude the contract in the exercise of their commercial or independent professional activities.

c.	HESO may use third parties as vicarious agents in the performance of its performance obligations. These will not be contractual partners of the customer.

2.	Condition of the contract

The contract is concluded at the customer's request and is accepted by HESO. Acceptance may be implied by performance.

3.	Creditworthiness check

HESO is entitled, for the purposes of checking the customer’s creditworthiness, to obtain information from the protection company for general credit protection, economic credit agencies or credit insurer companies and to report data on the basis of non-contractual performance (e.g. notice for uncontested claims, enforcement measures), insofar as the customer has given its consent. HESO is also entitled to apply statistical and automated methods ("credit scoring") within the context of the creditworthiness check and to obtain the necessary generally held bank-specific information from credit institutions. Data transmission only takes place if this is necessary to safeguard the legitimate interests of HESO and the protective interests of the customer are not impaired. HESO will observe the relevant data protection regulations. The customer may obtain information about its data stored from the responsible office (HESO will provide the customer with the address).

4.	Services

a.	HESO provides the services and deliveries as part of the contract concluded with the customer and the provisions specified in product-specific service descriptions as well as according to the recognised and customary state of the art.

b.	The services are provided via the broadband infrastructure of Telefónica Germany GmbH & Co. OHG (hereinafter "Telefónica").

c.	HESO reserves the right to change the services and deliveries or make improvements. If the customer is thereby significantly disadvantaged compared to the contractually agreed services and deliveries, it is entitled to terminate the contract extraordinarily within a period of two weeks at the end of the month. HESO is also entitled to adjust or reduce the services and deliveries, if required by statutory provisions or executable instructions. In this case, HESO will adjust the remuneration to be paid by the customer accordingly.

d.	If HESO provides services and deliveries that are not remunerated by the customer, HESO is entitled to change or discontinue these at any time without prior notice. The customer is not entitled to any reduction, reimbursement or other claims. If the customer insists on the unchanged continuation, this is to be remunerated separately.

e.	HESO assumes no liability for disruption to services, which are due to

i.	Interference by the customer or third parties in the telecommunications network of HESO or Telefónica;

ii.	The technical equipment or network infrastructure of the customer;

iii.	The unsuitable, improper, faulty connection to the telecommunication network of HESO or Telefónica by the customer or by third parties;

3

iv.	The faulty, negligent and improper installation, operation or handling by the customer or by third parties of the equipment or systems required for the use of services;

v.	The lack of observance or adherence to the notices and regulations stipulated in the service description, operating instructions or other product information, as long as they are not due to a fault of HESO.

f.	Insofar as the provision of the services is dependent on the use of transmission routes, switching centres and terminal equipment of third parties, HESO points out that quality and bandwidth differences may occur because the performance standards of other providers are decisive. HESO reserves the right to withdraw from the contract within the period specified for the availability of the service or if it can only be provided with a deviating bandwidth requested by the customer. In this case, HESO will report the withdrawal of the goods, stating the reason, and, if necessary, refund the services rendered by the customer.

5.	Acceptance

a.	When the service is provided, HESO will ask the customer for acceptance. The customer checks the functionality of the services within 14 calendar days after the request and prepares a protocol, in which any errors are to be recorded. This protocol must be signed by both parties.

b.	If, within 14 calendar days of the request for acceptance, HESO is not notified of any errors or a formal written confirmation of acceptance has not been given in accordance with the above, acceptance will be deemed to have been given. HESO will point out the legal consequences to the customer.

c.	Defects and remaining work found in the inspection report will be rectified by HESO as soon as possible and will be accepted again by the customer a week after the HESO has indicated its remedy.

d.	Faults that do not significantly impair the operability of the service or partial service, slight defects or the existence of insignificant partial services are not counteracted by the inspection and are remedied by HESO within a reasonable period.

6.	Duties and obligations of the customer

a.	The customer is obligated to use the services and deliveries of HESO properly. It is, in particular, required:

i.	To inform HESO, without delay, of any change to its name, legal form, place of business, billing address, email address, bank account and any changes to its financial situation (such as the application or opening of insolvency proceedings, enforcement);

ii.	Not to misuse the access to the services of HESO or to devices, to prohibit unlawful acts, in particular not to disseminate any content which is immoral or illegal and not to allow administrative access to devices which are owned by HESO or which are operated by HESO or to enable third parties to do so;

iii.	To ensure that the network infrastructure or parts thereof are not overloaded by use exceeding the contract agreed with HESO;

iv.	To comply with all relevant statutory and official regulations within the context of the contractual relationship, in particular, only to use officially approved devices, as well as to comply with HESO instructions;

v.	Not to leave the services for the sole use of third parties without the express prior consent of HESO;

vi.	To enable HESO and its subcontractors to have access to the service and technical facilities within the building if and insofar as this is necessary for the performance of the contractual services and the work is not carried out by the customer;

4

vii.	To inform HESO in good time of any changes to the systems or networks (e.g. relocations, migrations) if these have an influence on the services to be provided by HESO;

viii.	To comply with recognised data security rules, specifically passwords, personal customer codes, data keys and the information provided to the customer concerning access to the broadband infrastructure and, if necessary, to promptly change it or make changes if there is the presumption that unauthorised third parties have knowledge thereof. HESO‘s customer service is to be informed of the presumption immediately by phone or fax. The customer must pay the usage-dependent charges incurred until the notification, if it is responsible for the loss of the data;

ix.	To immediately notify HESO of any defects, faults or damage that may occur, and to assist HESO in ascertaining the causes and rectifying faults within the bounds of what is reasonable; If HESO is not responsible for the fault or is not based on an error in the service provided by HESO, HESO will be entitled to charge the customer for the expenses incurred;

b.	If and to the extent that the customer fails to deliver the notification under section 6.a.i, it shall bear the costs for determining the data necessary for the performance of the contractual relationship.

c.	In addition, the customer is required to secure its data in an appropriate manner at application-appropriate intervals, but at least once a day, so that it can be restored at a reasonable cost.

d.	HESO remains the owner of all its built and/or installed service and technical facilities.

7.	Projects

All copyrights and other rights to software, network solutions, databases, documents, operating instructions, drawings, etc. remain fully with HESO. HESO may assign a right of use in individual cases to the customer by means of separate agreements and remuneration. The data, documents and records, which remain with the customer during the course of the contract’s execution, remain the property of HESO and must be sent to HESO, without further request, at the latest on termination of the contract or destroyed at HESO's request if the customer has stored the copies electronically. The customer will confirm to HESO in writing that no further copies exist.

8.	Prices and remuneration

a.	If, due to changes or errors in the data to be processed or other circumstances for which the customer is responsible, HESO incurs an additional expense in calculation or working time, this expense is remunerated separately by the customer at the rates in force at HESO.

b.	Not covered by the remuneration to be paid to HESO and invoiced separately by HESO at their current prices are:

i.	Customer services and deliveries that are not part of the contractual service;

ii.	The expenses incurred after HESO has issued a fault notification, if and to the extent that after the verification it is found that the fault was not the responsibility of HESO.

c.	All prices are subject to statutory value-added tax.

9.	Payment terms

a.	The customer must pay the invoice amounts due according to the applicable prices and tariffs in due time. Invoices are submitted at monthly intervals and may contain unpaid amounts from previous months. In the case of small invoices, HESO reserves the right to settle invoices with longer intervals. Invoices can also be sent by email.

5

b.	The fee is generally collected by direct debit from the customer’s account. HESO is entitled to demand the granting of an authorisation to load the goods. Bills of exchange and cheques will only be accepted under special terms and conditions and will be free of fees and expenses for HESO.

c.	The customer must replace all costs resulting from the fact that a direct debit, a cheque or a bill of exchange is not redeemed and the former is responsible for this.

d.	In the case of direct debits, the invoice amounts will be payable without deduction five (5) business days after receipt of the invoice and, in any event, ten (10) business days after receipt of the invoice. Payment is only deemed to have been made when the payment has been received at the account specified by HESO. An invoice sent by email is deemed to have been received when it reaches the customer's email server.

e.	If the customer has to pay a monthly fixed fee according to the contractual agreements with HESO, this will be payable pro rata for the remainder of the month, beginning with the day of the operational provision. These fees are then payable monthly in advance. The fixed prices are also to be paid if the customer does not use the service, which is available as agreed. If the charge for parts of a calendar month is to be calculated, this is calculated for each day with 1/30 of the monthly fee. User-dependent variable charges agreed with the customer are settled monthly after the performance has been provided. HESO is also entitled to charge an advance payment for these variable charges in advance.

f.	The customer will also pay the fees which have been incurred by a third party authorised by HESO to use the services provided by HESO. If the customer complains that the services invoiced have not been performed for the former or a third party for which it is liable, proof must be provided by the customer. HESO merely has to prove that the calculation system is error-free.

G.	The customer shall raise objections to the invoice amount within eight (8) weeks after receipt of the invoice in writing with the customer service designated on the invoice. The omission of the timely objection is deemed to be an approval. In the event that only parts of an invoice are disputed, the customer is, in any event, required to pay the undisputed part of the invoice amount.

H.	If HESO becomes aware of the risk of a lack of performance by the customer after the conclusion of the contract, HESO will be entitled to provide outstanding services only against advance payment or security. If the advance payments or security payments are not rendered after the expiry of a reasonable period of grace of at least two weeks, HESO may withdraw from the contract in whole or in part. HESO expressly reserves the right to assert further rights.

10.	Arrears

a.	In the case of default of payment by the customer, HESO will be entitled to charge interest on arrears at the rate of eight (8) percentage points above the base interest rate from the date of default.

b.	HESO reserves the right to assert further damage caused by default. Components of the arrears will include, in particular, claims against HESO arising from the contracts concluded with subcontractors of HESO with respect to the contractual relationship with the customer.

11.	Blocking

a.	HESO reserves the right to block the use of the services in whole or in part (blocking) if the customer does not fulfil its obligations according to clause 6.a or is in default of payment; in the case of point 6.a.i, this only applies if this affects the proper accounting adjustment.

b.	A charge may be levied for the blocking, which results from the applicable price list as long as the customer cannot prove that damage was not incurred at all or was substantially lower than the charge. The suspension does not affect the obligation to pay irrespective of charges, in particular monthly basic prices.

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12.	Term of the contract and its termination

a.	The agreed minimum term of the contract is at least 12 months, unless otherwise agreed in the individual case. The contract is terminable with a notice period of 3 months at the end of the minimum term. If the contract is not terminated at this time, the contract is extended by a further 12 months if it is not terminated with a period of 3 months at the end of a respective extension period.

b.	All terminations of the contract must be declared in writing by letter.

c.	The right to terminate without notice for good cause remains unaffected. An important reason for HESO is, in particular, if the customer:

i.	Use the services with fraudulent intent;

ii.	Is in breach of criminal law, or if there is an urgent need for action;

iii.	Suspends or terminates its payments in an unjustified manner;

iv.	For two consecutive months, is in default with the payment of the amount owed or a not insignificant part thereof, or if it is in default with the amount of the double monthly basic allowance over a longer period;

v.	Has had an affidavit for lack of assets or an application for insolvency proceedings filed against it; or

vi.	Breaches the obligations set out in points 6.a.ii to 6.a.ix; In the case of the obligations specified in clauses 6.a.iv to 6.a.ix, this only applies if HESO has previously warned the customer unsuccessfully.

If HESO terminates the contractual relationship for an important reason without notice, HESO is entitled to lump-sum compensation in the amount of the monthly basic prices, which would have been payable up to the next regular termination date provided the customer does not prove that the actual loss is less; HESO reserves the right to prove further damage.

13.	Right of offset and retention, assignment

a.	The customer can only offset claims against HESO with undisputed or legally-established claims. The customer is entitled to assert a right of retention only on the basis of counterclaims from the same contractual relationship.

b.	The customer is not entitled, without the prior written consent of HESO, to transfer the contract to third parties in whole or in part or to assign claims from the contract with HESO to third parties. HESO is entitled to transfer the contract or the contracts concluded by HESO with the customer to companies affiliated with HESO within the meaning of clauses 15 ff. AktG (Companies Act). In this case, HESO will inform the customer about the transfer. Assignments under § 354a HGB will remain unaffected by the above provisions.

14.	Liability of HESO

a.	HESO will be liable without limitation for intent, gross negligence or injury to body, life or health.

b.	HESO is liable for damages of up to EUR 12,500 per customer. If the liability for damages is caused by a single act or a single injurious event against several customers, the liability against the entirety of the injured parties is limited to EUR 10,000,000.00 per event causing damage, without prejudice to the limitation in the preceding sentence. If the compensation to be paid to several injured parties on the basis of the event exceeds the maximum limit, the compensation will be reduced by the ratio between the sum of all claims for compensation and the maximum limit. The limitation of liability is not applicable if the damage was caused intentionally or by gross negligence.

c.	For damages caused by simple negligence resulting from a breach of a material contractual obligation that is not pure property damage and is not based on a violation of body, life or health, the liability is limited to the contractually typical, reasonably foreseeable damage, but in total up to an amount of EUR 12,500 per individual case or EUR 50,000 per year. In addition, the liability for simple negligence is excluded.

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d.	Liability under the Product Liability Act remains unaffected.

e.	HESO assumes no responsibility for the content to be obtained through its services, in particular for the up-to-datedness, correctness, completeness or quality of the information obtained by means of data services. HESO will not be liable, except in the case of wilful intent or gross negligence, for damages of any kind that arise to the customer by using or the omission of acquired information. This also applies to information whose use is illegal or immoral, as well as the use of virus-related data.

f.	HESO is not responsible for any rights or obligations against third parties arising out of the use of the services, in particular by legal transactions.

G.	The liability of HESO for consequential damages (e.g. lost profit, indirect damages) is in principle excluded.

H.	All liability claims against HESO, irrespective of the legal basis, expire no later than one year after the event. This does not apply, however, to intentional breaches of contract, personal injury and product liability.

i.	In the event of a loss-causing event occurring on the transmission routes of other telecommunication service providers, the provisions applicable to HESO's liability in relation to HESO will apply mutatis mutandis to its customers.

15.	Force majeure

a.	Delivery and performance delays due to force majeure or due to events which make it substantially more difficult or impossible for HESO to render the service release HESO from its responsibility for binding dates. These include, in particular, strikes, lockouts, official orders, the loss of communications networks and gateways of other operators as well as delays and disturbances in the field of the monopoly services of Deutsche Telekom AG. This also applies if the above events do not affect HESO itself but affect its suppliers or subcontractors.

b.	In cases of force majeure, the contracting party concerned will be released from its contractual periods for the duration of the event and a reasonable period of grace if the performance of the service is impaired by force majeure. The party affected by an event of force majeure will immediately notify the other party in writing of this circumstance and immediately resume the performance of this contract after expiry of the restoration period.

c.	If the incident or event lasts longer than one month, both parties may withdraw from the contract. If the services of HESO are delayed, the customer is only entitled to withdraw from the contract if HESO is responsible for the delay and a reasonable deadline set by the customer after elimination of the impairment has passed unsuccessfully.

16.	Guarantee

a.	In the case of a negative deviation of the actual performance data from the service levels stated in the respective agreement, HESO will be entitled to remedy this deviation within the context of the specified error recovery procedure within a reasonable period by supplementary performance. This will be free of charge for the customer, as far as the fault is attributable to HESO; otherwise, against payment of a fee according to the current price list of HESO. The customer is only entitled to assert further claims from the guarantee right against HESO if the supplementary performance is refused, failed or unreasonable. A supplementary performance will be deemed to have failed if the second attempt has been unsuccessful, unless the nature of the cause or the defect or the other circumstances are different.

b.	If a defect is attributable to improper handling or a change which has not been carried out by HESO, the guarantee is void.

c.	For the amount of the liability for compensation for damage caused by a fault, the regulations in clause 14 apply.

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d.	Maintenance and repair work may lead to an interruption in the use of HESO‘s services. HESO endeavours to make the interruptions as short as possible. A claim for damages against HESO does not arise as far as HESO is not intentionally or grossly negligent.

17.	Changes to the general terms and conditions and charges

a.	Amendments to the General Terms and Conditions will be agreed on by HESO with the acceptance of the customer. HESO's offer is made by announcing the changes in content. If the customer is not aware of the offer made by HESO and/or does not object to it within one month after receipt of the change notification, this constitutes an acceptance of the offer and the amendments become effective if the HESO expressly refers to this sequence in the amendment notice. If the customer is in breach of the deadline, HESO is entitled to terminate the contract at the time the amendments are to come into effect.

b.	HESO reserves the right to increase charges from time to time, in particular if there are increases in costs (for example, due to wage agreements, increases in material prices, etc.) after conclusion of the respective contract. On request, HESO will be prepared to provide the customer with such fees. The fee will be effective one month after receipt of the announcement by the customer.

c.	In the event that a decision of the Federal Network Agency for Electricity, Gas, Telecommunications, Post and Railways, a court or an agreement between HESO and another telecommunication service provider is used to resolve or avoid a dispute concerning an increase in tariffs between HESO and the carrier, the amount of tariffs to be paid by HESO for telecommunication services to another carrier being increased by the amount applicable at the time the contract is concluded, both parties hereby agree that HESO is entitled to adjust the usage fees determined. The amount of the adjustment is the same percentage as the tariff has increased compared to the previous one. HESO will promptly notify the customer of such a change in the price situation and the increase will be effective on receipt of this information. The customer is entitled to demand proof of the actual existence of such an increase.

18.	Data protection

a.	HESO may collect, process and use personal data of the customer insofar as the data is necessary to justify or modify a contractual relationship via telecommunication services, including its content, with the customer (stock data). Stock data may also be processed and used by HESO to the extent that this is necessary for customer advice, information and market research for the HESO's own purposes and the customer has consented to it on behalf of the HESO.

b.	Traffic data, in particular IP addresses, personal identifications, start and end of connections, as well as telecommunication and telemedia services used, may be collected, processed and used by HESO within the context of the legal provisions. HESO may use traffic data as far as it is necessary for the settlement of the HESO with other service providers or with their subscribers as well as other service providers with their subscribers. With the consent of the customer, HESO is entitled to use the traffic data for the purpose of designing communication services and telemedia services for a period of up to 6 months.

c.	If, at the request of the customer, traffic data is not stored or stored traffic data has been deleted, HESO does not impose any obligation to provide a connection for the services provided or a duty to provide information for the individual connections.

d.	HESO reserves the right to commission third parties (for example, law firms or collection companies) to collect outstanding claims, whereby the necessary billing data is provided in accordance with legal requirements.

e.	If HESO makes use of the contractual obligations of the services of a third party for which the customer is responsible, HESO will be entitled, within the context of the purpose of the contractual relationship concluded with the customer, to disclose customer data to the extent required and to transmit this to third parties.

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19.	Confidentiality

a.	The parties will treat all data and information obtained by the other party, which is identified as confidential, or whose confidentiality results from the specific circumstances, as strictly confidential and agree not to disclose such data to third parties, provided that such disclosure is not made by the disclosing party and previously permitted in writing. For the purposes of this provision, third parties are not consultants, lawyers and similar persons entrusted with the exercise of the interests of the parties. The companies affiliated with HESO are also not considered third parties within the meaning of this provision.

b.	The party, which is the recipient of such data and information, may pass it on to its employees and the persons referred to in the previous paragraph, provided this is necessary for the fulfilment of the contract. However, the transfer of confidential data or information to employees of the respective recipient and the above persons is subject to the proviso that the corresponding employee and the persons mentioned above also agree to observe the criteria set out herein for the purpose of secrecy.

c.	Confidential data or information disclosed on the basis of these terms and conditions may be used by the respective receiving party without the written consent of the other party for any contractual purpose.

d.	The obligation to maintain confidentiality does not exist for such information or data

i.	Publicly known during or at the end of the term of the contract without the intervention of one of the parties

ii.	Which was known to a party before the start of the contract negotiations or was not disclosed as confidential by third parties, provided that this does not contravene confidentiality or secrecy obligations;

iii.	Independently developed by a party independent of information from the other party;

iv.	Are to be disclosed under a law or administrative or judicial order; or

v.	In agreement between the parties.

These exceptions will not apply where only parts of a data set or aggregate information are covered by one or more of these exceptions. The obligation of secrecy applies until the date on which the respective party releases its data and information against the other party, but at the latest it ends three years after the end of the business relationship.

e.	Any confidential data or information from the disclosing party, whether embodied or stored in any way by the receiving party, whether from one party to the other, or otherwise reproduced or obtained, will be destroyed at the request of the disclosing party by the receiving party.

20.	Final provisions

a.	Should any provision of these General Terms and Conditions be or become invalid, this will not affect the validity of the remaining provisions. On the contrary, instead of the ineffective provision, a substitute provision, which is at least closest to the purpose of the agreement, which the parties would have agreed to achieve the same economic result if they had known of the invalidity of the provision, is included. The same applies correspondingly to the incompleteness of the provisions.

b.	If the customer wishes to initiate an out-of-court dispute settlement procedure in accordance with the statutory provisions of the Telecommunications Act (TKG) and its implementing regulations, it may submit an application to the Federal Network Agency for Electricity, Gas, Telecommunications, Post and Railways, Bonn.

c.	A valid price list is published in the Official Gazette of the Federal Network Agency for Electricity, Gas, Telecommunications, Post and Railways and is available for inspection at the HESO offices.

d.	The court of jurisdiction is Munich.

e.	The contracts concluded by HESO on the basis of these General Terms and Conditions and any claims arising from them, of whatever nature, will be governed exclusively by the laws of the Federal Republic of Germany, excluding the provisions on the uniform UN Convention on the Sale of Goods and German International Private Law.

f.	Verbal collateral agreements do not exist.

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